[Exhibit 99.1 - Press Release]

PREMIER DEVELOPMENT & INVESTMENT, INC. ANNOUNCES CHANGES TO THE EXECUTIVE MANAGEMENT TEAM AND BOARD OF DIRECTORS

Tampa, FL. - August 5, 2005 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDIV) today announced that Andrew L. Jones has chosen to step down as President, Chief Executive Officer, Treasurer, Secretary and Chairman of the Board of Directors. Mr. Jones is departing citing personal reasons and a desire to pursue other unrelated business interests.

At a meeting of the board of Directors, Mr. Scott Sitra and Michael Hume were elected and accepted roles to serve on the Company's Board of Directors. Mr. Scott Sitra will assume the duties of the office of President and Chief Executive Officer of the company and Mr. Michael Hume will act as the Secretary and Treasurer of Premier.

Mr. Sitra has served as President of Stag Financial Group, Inc. since January
2001.   Stag Financial Group has been a Strategic Alliance Partner of Premier's since February 2003. Because of Mr. Sitra's affiliation with Stag Financial Group, which has also assisted Premier in remaining a fully-reporting company with the Securities and Exchange Commission, he is quite knowledgeable with Premier's development since inception. Mr. Hume is currently the general
manager of Premier's wholly owned subsidiary, Player's Grille, Inc.   He has
been involved in the daily management of the restaurant  since August of 2004.

Mr. Sitra stated, "I want to first personally thank the previous Board of Directors and past President, Andrew Jones, for his role in developing such a great Company to lead and grow. Although delayed due to a lack of funding up to this point and being distracted due to litigation efforts, Premier looks forward to being able to get back on track and continue growing and expanding the Players Grille concept in the upcoming year."

Mr. Hume added, "The fiscal structure and corporate management changes that have been undertaken in the past few months are nearing completion. With the success we have seen from an operations standpoint of our first Players Grille unit, we look forward to scaling our operations."

About Premier

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain statements within this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about the implementation of a reverse stock split and other statements containing forward looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects," or similar terms Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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